Exhibit 10.3

Mold Customization Contract

Party A: Taizhou LG Electronics Refrigerator Co., Ltd.

Legal Address: No.12 Yingbin Road, Hailing District, Taizhou, Jiangsu

Legal Representative: Li Yuanjiu

Party B: Jiangsu Ningtai Mould Co., Ltd.

Legal Address: Private Economic Industrial Center, Jiangyan District, Taizhou

Legal Representative: Wang Yangjie

Party A entrusts Party B to customize molds. To protect the interests of both parties, through negotiation, both parties hereto agree on the customization and manufacture of injection molds as follows.

1.	Customized Mold Details

1.1.	Party A entrusts Party B to manufacture 20 sets of injection molds. Amount (total including tax): Excluding tax RMB 6,228,000; Including 13% VAT RMB 7,037,640; Total in words: RMB Seven Million Thirty-Seven Thousand Six Hundred Forty Only. Delivery date: Jan 31, 2026.

1.2.	Party B shall design and manufacture molds following Party A’s order. The molds designed and manufactured by Party B shall meet Party A’s purpose, demand and technical requirements. Details are in Appendix 1.

1.3.	Party B warrants that the molds designed and manufactured for Party A do not infringe any third party’s IP or legal rights. In case of infringement, Party B shall resolve it independently and be fully liable for damages.

1.4.	Design period: 7 days. Party B shall submit design within 7 days after contract takes effect. Only after Party A’s acceptance and confirmation may Party B proceed. If failed twice, Party A may terminate.

2.	Customization Requirements

2.1.	Party B shall manufacture in accordance with Party A’s technical specifications, which shall be attached as appendix.

2.2.	Party A may change technical requirements in writing. If modification is not feasible, Party A shall bear reasonable material cost.

2.3.	If raw material samples are required to be sealed, both parties shall seal and keep them with Party A as acceptance basis.

2.4.	Party B shall select materials per standards; Party A has inspection right. For non-conformity, Party A may require rework, repair, price reduction or termination.

2.5.	Warranty period: 3 years, guaranteed life: 500,000 shots, starting from acceptance. Free repair within warranty.

3.	Acceptance Terms

3.1.	Both parties conduct acceptance per agreed methods.

3.2.	Molding starts immediately upon contract effect. First trial after 65 days, samples sent to Party A’s design room. Qualified certificate issued if passed. Final acceptance requires:

(1) Products and parts certified qualified under mass production.

(2) Mold diagnosis and durability inspection qualified.

3.3.	If first trial fails, Party B resubmit within 7 days. If still failed, Party A may terminate and claim damages.

3.4.	Party B delivers on schedule. Signature by Party A’s authorized manager on delivery note constitutes preliminary acceptance.

3.5.	Party A completes acceptance within 15 working days after delivery (appearance, dimension, material, performance). Qualified Confirmation Letter issued if passed. If failed, Party B collects and repairs at its cost; if still non-conforming, Party A may reject and terminate.

3.6.	Guaranteed life under normal use: 500,000 shots. The longer one prevails between warranty and life. Non-artificial damage repaired free by Party B.

4.	Allocation of Testing Costs

4.1.	Party B bears mold trial cost. Repair cost for failure borne by Party B.

4.2.	Trial cost caused by Party A after acceptance borne by Party A.

4.3.	Trial cost due to insufficient mold precision borne by Party B.

4.4.	For design change with Party A paying modification cost, trial cost borne by Party B.

4.5.	Additional cost for technical doubts, if caused by Party B, borne by Party B.

5.	Settlement Method and Timeline

5.1.	After contract signing, preliminary acceptance and 30% invoice recorded, Party A pays 30% of contract price.

5.2.	After mold passes mass production without quality problem and 70% invoice recorded, Party A pays 60%; remaining 10% as quality deposit.

5.3.	10% balance (deposit) is interest-free. One year after first acceptance, apply for second acceptance with certificate; balance paid upon qualification.

5.4.	If quality problem occurs within warranty or before 500,000 shots, Party B repairs free; Party A may deduct deposit.

5.5.	Party B providing legal and valid invoice is prerequisite for settlement.

6.	Intellectual Property

6.1.	Party A owns IP from the date of written confirmation of design drawings. Party B shall not use for other purposes or provide to third parties.

6.2.	Party B warrants originality of design and no infringement.

6.3.	Third-party infringement claims shall be resolved and compensated by Party B.

7.	Liability for Breach of Contract

7.1.	If Party B fails to submit qualified design on time, Party A may terminate and claim 5% of contract amount as liquidated damages.

7.2.	Non-conforming quality: if Party A agrees to use, Party B pays 10% penalty; if not, Party B repairs and pays 20% penalty; if still failed, Party A may reject, terminate and claim.

7.3.	If Party B delays delivery, it shall pay 3‰ of total contract value as penalty per day. If delay exceeds 25 working days, Party A may terminate and Party B pays 30% penalty.

7.4.	If Party A delays payment, it shall pay penalty at 0.02% per day.

8.	Confidentiality Obligation

8.1.	Party B shall keep confidential all technical and commercial information of Party A, only for this contract, not disclose to third parties.

8.2.	Party B may only disclose to necessary employees for contract performance, with same confidentiality obligation.

8.3.	Confidentiality obligation is perpetual.

8.4.	Upon contract termination, Party B shall stop using, return or destroy confidential information.

9.	Contract Term

This contract takes effect upon sealing by both parties, until all obligations fulfilled. Expiration does not waive maintenance liability.

10.	Termination of Contract

Either party may terminate if the other breaches and fails to correct within 15 days, or goes bankrupt, sealed, license revoked.

11.	Dispute Jurisdiction

If negotiation fails, dispute shall be submitted to the court where Party A is located.

12.	Miscellaneous

Without Party A’s written consent, Party B may not assign rights or obligations.

Party A: Taizhou LG Electronics Refrigerator Co., Ltd.	Party B: Jiangsu Ningtai Mould Co., Ltd.

Address: No.12 Yingbin Road, Hailing District, Taizhou, Jiangsu	Address: Private Economic Industrial Center, Jiangyan, Taizhou

Legal Representative: Li Yuanjiu	Legal Representative: Wang Yangjie

Business Representative: (signature)	Business Representative:

Date: Nov 11, 2025	Date: Nov 11, 2025 (signature)

Appendix 1: Technical Specifications

Appendix 2: Payment Information

Appendix 3: Ethical Business Operation

Appendix 4: LGE Supplier Code of Conduct

Appendix 5: Mold Agreement

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